Norwood May 2019 DNA mRNA Protein Exhibit 99.2

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended including, but not limited to, statements concerning: mRNA as a potential new class of medicines; the scope of the mRNA opportunity; Moderna’s ability to scale its manufacturing over time; the ability of Moderna’s Norwood manufacturing facility to support Phase 2, Phase 3, and commercial activities; Moderna’s ability to reduce its manufacturing costs in the future; and Moderna’s projected manufacturing capability and costs. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “beliefs,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this presentation are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those described under the heading “Risk Factors” in Moderna’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and in subsequent filings made by Moderna with the SEC, which are available on the SEC's website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements in this presentation in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date hereof. Forward-looking statements

Moderna Mission & Role of Norwood Stéphane Bancel DNA mRNA Protein

Large product opportunity Higher probability of technical success Accelerated research and development timelines Greater capital efficiency over time vs. recombinant technology mRNA as a potential new class of medicines

Moderna’s Mission Deliver on the promise of mRNA science to create a new generation of transformative medicines for patients.

Norwood Vision: To enable Moderna scale up for the next 20 years Fully integrated site: Raw materials + API + Formulation + Fill vials + Finish + Ship to clinical sites + QC Highly flexible Highly scalable: Up to 100 GMP batches of mRNA planned per year Fully digital site Environmentally friendly Focusing on: Quality » Scalability » Speed » Cost

GMP manufacturing strategy: Phase appropriate

	2011-2013	2014-2015	2016-2018	2H 2018+
Plasmid:	*No GMP needs*	• Outsourced	• Outsourced	• Norwood
mRNA:		• Outsourced	• Moderna, Cambridge • Outsourced	• Norwood
Form:		• Outsourced	• Moderna, Cambridge • Outsourced	• Norwood
Fill:		• Outsourced	• Outsourced	• Norwood
Finish:		• Outsourced	• Outsourced	• Norwood
QC:		• Outsourced	• Outsourced	• Norwood
		Sourced entirely by CMOs	*Sourced by CMOs + 200TS*	*Norwood is primary, with CMO network as backup*

Norwood now provides the scalability we need for our growing pipeline

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moderna

Norwood: 3 businesses in 1 plant Core business: GMP manufacturing to supply our clinical pipeline Preclinical Production for Research Engine (was in Cambridge, moved to NW to reduce real estate cost) Personalized Cancer Vaccine (PCV)

Manufacturing Capability Juan Andres DNA mRNA Protein

What we do… Create Make

What we do… Create Technical Development

Technical development enabled scale 2015 < 20 employees Scale for mRNA content in final Drug Product (DP) ~2.5g ~2 GLP toxicology/consistency batches (DP) completed >150 in 2019, 30% PhDs Scale for mRNA content in final Drug Product (DP) ~10g with line of sight to 100g within next 12 month >60 GLP toxicology/consistency batches (DP) completed between 2015 and today Current

Technical development enabled scale 2015 < 20 employees Scale for mRNA content in final Drug Product (DP) ~2.5g ~2 GLP toxicology/consistency batches (DP) completed >150 in 2019, 30% PhDs Scale for mRNA content in final Drug Product (DP) ~10g with line of sight to 100g within next 12 month >60 GLP toxicology/consistency batches (DP) completed between 2015 and today Current

What we do… Make Internal & External GMP Manufacturing Pre-Clinical

We make bold choices: Norwood

Manufacturing asset as competitive advantage to effective industrialization of a platform technology Cost at economical scale – progressing as planned Enables fast scale up Competitive Advantage of mRNA technology Critical mass in production volume Less future capital investment Process improvements translating fast to platform processes No live cells, body act as bioreactor

Pre-clinical automation enabled speed of research 2014 Manual mRNA production process Time from order to mRNA delivery ~120 days Located in Cambridge Fully automated mRNA production process Time from order to mRNA delivery ~30-45 days Located in Moderna Manufacturing Site, Norwood Current

Pre-clinical automation enabled speed of research 2014 Manual mRNA production process Time from order to mRNA delivery ~120 days Located in Cambridge Fully automated mRNA production process Time from order to mRNA delivery ~30-45 days Located in Moderna Manufacturing Site, Norwood Current

Built internal GMP Production Capability early in the lifecycle 2015 No internal GMP Production, DS and DP outsourced to CMOs 2 GMP clinical trial mRNA vaccine batches (DS+DP) completed Internal GMP DS and DP production since April 2016 Advanced from 10g output in 2016 to 45g DS output in 2018 ~50 GMP clinical trial batches (DS+DP) for various indications completed as of YE 2018 Current

Built internal GMP Production Capability early in the lifecycle 2015 No internal GMP Production, DS and DP outsourced to CMOs 2 GMP clinical trial mRNA vaccine batches (DS+DP) completed Internal GMP DS and DP production since April 2016 Advanced from 10g output in 2016 to 45g DS output in 2018 ~50 GMP clinical trial batches (DS+DP) for various indications completed as of YE 2018 Current

Norwood equipped to support Phase III & initial launch Norwood equipped to become Phase III and initial launch site and support demand for upside scenarios for some processes/products Optionality enabled with US based CMO that has a longstanding experience with commercial Drug Product Production Additional commercial Manufacturing Sites investment decision can be deferred Outsourcing non-core to mRNA activities like commercial Fill & Finish will further mitigate additional investment

As we scale and streamline the process… Scale progression 2015/2016 2017/2018 2020/2022 When commercial & at scale 2.5g 10g 100g >500g

…Cost is rapidly improving. 2015/2016 2017/2018/2019 2020/2022 Scale progression Direct Drug Substance Cost ($/mg) 45-55% When commercial & at scale 2015/2016 to 2017/2018/2019 drug substance costs reductions are based upon illustrative examples for different development candidates

Manufacturing is becoming a competitive advantage Critical mass of platform approach enables accelerated learning and rapid adoption of technical advances End to End integration of different technologies (Plasmid; Drug Substance; Drug Product) at Norwood creates Flexibility = â cost á speed Top CMC Talent (recruit & retain) is driven by Moderna’s mission, science & speed